SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): August 22, 2002

                             KESTREL ENERGY, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Colorado                 0-9261                      84-0772451
(State of Incorporation)    (Commission File)             (IRS Employer ID
                                 Number)                       Number)

                           999 18th Street, Suite 2490
                            Denver, Colorado 80202
                   (Address of Principal Executive Offices)

                                 (303) 295-0344
                       (Registrant's Telephone Number,
                             including Area Code)

ITEM 5.  OTHER EVENTS

      KPMG LLP was previously the principal accountants for Kestrel Energy, Inc. On August 22, 2002, that firm's appointment as principal accountants was terminated and we have engaged Wheeler Wasoff P.C. as principal accountants. The decision to change accountants was recommended and approved by the audit committee of the board of directors and the board of directors.

      In connection with the audits of the two fiscal years ended June 30, 2001 and the subsequent period through August 22, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      During the two most recent fiscal years and the subsequent period through August 22, 2002, we have not consulted with Wheeler Wasoff P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

      The audit reports of KPMG LLP on the financial statements of Kestrel Energy, Inc. as of and for the years ended June 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)      None

   (b)      None

   (c)      Exhibits

            16.1  Letter from KPMG LLP dated August 26, 2002


Date:  August 28, 2002                    KESTREL ENERGY, INC.

                                          By:/s/Barry D. Lasker
                                              Barry D. Lasker, President


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